EXHIBIT 12.1 - RATIO OF EARNINGS TO
                         FIXED CHARGES - MEXICAN GAAP
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                          Grupo Iusacell, S.A. de C.V.
                 Ratio of Earnings to fixed charges calculation

                         Computation under Mexican GAAP

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                                                              Figures for the year ended December 31,          Figures for the three
                                                                                                                 month period ended
                                                                                                                     March 31,
                                                    --------------------------------------------------------------------------------
                                                        Adjusted for price-level changes and expressed in thousands of constant
                 Description                                                Mexican pesos as of March 31, 1997
                                                    --------------------------------------------------------------------------------
                                                                                                                        Actual
                                                    --------------------------------------------------------------------------------
                                                       1992       1993         1994         1995         1996       1996       1997
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
Income (loss) from continuing operations            200,960   (205,095)    (701,077)    (769,246)    (363,263)   105,915    (32,249)
Add:
  Income Tax, Assets tax and defered income tax      51,962     22,909       32,462       29,093       35,199      8,109     10,822
                                                    -------   --------   ----------   ----------     --------    -------    -------
Pretax income (loss) from continuing operations     252,922   (182,186)    (668,615)    (740,153)    (328,064)   114,024    (21,427)
Add:
  Integral result of financing (expense only)       194,005    555,049      242,424      235,814      433,061     77,261     58,623
  Amortization of debt expense and discount
    or premium
  Interest portion of rent expense                   18,363      3,699        1,723        1,298          552        201        141
  Losses from <50% owned affiliates                                                       39,141        5,993         72
  Amortized portion of capitalized integral
    result of financing                                                         617          630        1,375      1,102      1,585
                                                    -------   --------   ----------   ----------     --------    -------    -------
  Adjustment earnings (A)                           465,290    376,562     (423,851)    (463,270)     112,917    192,660     38,922
                                                    -------   --------   ----------   ----------     --------    -------    -------
Fixed charges:
Integral result of financing (whether
  expenses or capitalized)                          232,140    577,606      768,771      942,227      433,613     77,462     75,654
Amortization of debt expense and discount
  or premium
Interest portion of rent expense
Prefered stock dividend requirement
                                                    -------   --------   ----------   ----------     --------    -------    -------
  Total fixed charges (B)                           232,140    577,606      768,771      942,227      433,613     77,462     75,654
                                                    -------   --------   ----------   ----------     --------    -------    -------
  Earnings to fixed charges (A/B)                       2.0       --           --           --           --          2.5       --
                                                    =======   ========   ==========   ==========     ========    =======    =======
  Adjusted pre-tax earnings less fixed charges                (201,044)  (1,192,622)  (1,405,497)    (320,696)      --      (36,732)
                                                    =======   ========   ==========   ==========     ========    =======    =======
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